As filed with Securities and Exchange Commission on August 20, 2003

                                         Registration Statement No. 333-100460
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    Form SB-2
             Registration Statement Under The Securities Act of 1933
                         Post-Effective Amendment No. 1
                             ----------------------
                                CN Bancorp, Inc.
                 (Name of Small Business Issuer in its Charter)
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
           Maryland                          6021                    52-1954386
(State or Other Jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)   Identification Number)
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                              7401 Ritchie Highway
                           Glen Burnie, Maryland 21061
                                  410-760-7000
   (Address and telephone number of principal executive offices and principal place of business)



                         Jan W. Clark, President and CEO
                                CN Bancorp, Inc.
                              7401 Ritchie Highway
                           Glen Burnie, Maryland 21061
                                  410-760-7000

            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ ]


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                         CALCULATION OF REGISTRATION FEE

                                        Amount to be     Proposed maximum    Proposed maximum
Title of each class of securities to     registered       offering price    aggregate offering       Amount of
            be registered                                    per unit              price          registration fee

Common Stock, $10.00 par value          344,828 Shares         $14.50           $5,000,006              $(1)

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(1) Previously paid.


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         This Post-Effective Amendment No. 1 to Registration Statement is for
the purpose of removing from registration 206,513 shares of the Registrant's Common Stock, $10.00 par value per share, which remained unsold by the Registrant as of the expiration date of the Registrant's initial public offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, in Glen Burnie, Maryland on August 20, 2003.

                                         CN Bancorp, Inc.

                                         By:  \s\ Jan W. Clark
                                         -------------------------------------
                                         Jan W. Clark
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates stated.

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Name                            Position                                              Date
----                            --------                                              ----

 \s\ Jan W. Clark               Chairman of the Board of Directors,                   August 20, 2003
---------------------           President, Chief Executive Officer,
Jan W. Clark                   (Principal Executive Officer)


\s\ Michael T. Storm            Chief Financial Officer (Principal Financial and      August 20, 2003
---------------------           Accounting Officer)
Michael T. Storm

*                               Vice Chairman of the Board of Directors               August 20, 2003
---------------------
John E. DeGrange, Sr.

         *                      Treasurer and Director                                August 20, 2003
---------------------
Carl L. Hein, Jr.

         *                      Director                                              August 20, 2003
---------------------
Creston G. Tate


 \s\ John G. Warner             Executive Vice President and Director                 August 20, 2003
---------------------
John G. Warner

     *                          Director                                              August 20, 2003
---------------------
Gerald V. McDonald



* By:    \s\ Jan W. Clark
         ----------------
         Jan W. Clark
         Attorney-in-fact

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